Exhibit 99.1

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Amendment”) is made and effective as of July 5, 2017 (the “Effective Date”) by and between 111 LEMON INVESTORS LLC, a California limited liability company (“Landlord”) and XENCOR, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A.                                    BF Monrovia, LLC, a California limited liability company (“Original Landlord”) and Tenant (previously identified as “Xencor, Inc., a California corporation”) entered into that certain Lease dated as of January 1, 2015 (the “Original Lease”) whereby Original Landlord leased Tenant and Tenant leased from Original Landlord that certain space containing approximately 24,573 rentable square feet, located on second (2nd) floor (the “Existing Premises”) of that certain building located at 111 West Lemon Street, Monrovia, California 91016 (the “Building”).

B.                                    The Original Lease was amended by that certain Amendment to Lease dated as of January 26, 2015, by and between Original Landlord and Tenant (the “First Amendment”). The Original Lease and the First Amendment may be referred to herein collectively as the “Lease.”

C.                                    Original Landlord, as seller, sold all of its right title and interest in the Building to Landlord, as purchaser, on or about June 26, 2015, by way of a separate purchase and sale agreement.  As a result, all of Original Landlord’s right, title and interest in and to the Lease was assigned to, and assumed by, Landlord.

D.                                    The parties desire to amend the Lease to (i) expand the Existing Premises to include approximately 23,652 rentable square feet, comprising the entire third (3rd) floor of the Building as depicted on Exhibit A attached hereto (the “Expansion Space”), and (ii) otherwise modify the Lease, all upon the terms and conditions hereinafter set forth.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Amendment.  All references in the Lease and in this Amendment to “the Lease” or “this Lease” shall be construed to mean the Lease referenced above as amended and supplemented by this Amendment.

2.                                      Addition of Expansion Space; Expansion Space Term.  Commencing on August 1, 2017 (herein, the “Expansion Space Commencement Date”), the Existing Premises shall be expanded to include the Expansion Space for a term (the “Expansion Space Term”) that shall expire on the last day of the calendar month that is sixty-two (62) months after the Expansion Space Commencement Date, unless sooner terminated or extended as hereafter provided.  Therefore, for purposes of the Lease, effective as of the Expansion Space Commencement Date and continuing for as long as Tenant is leasing both Existing Premises and the Expansion Space (a) the “Leased Premises” or the “Premises” will mean the Existing Premises together with the Expansion Space and (b) the Premises will comprise the entire Building, containing a total of approximately 48,225 rentable square feet.  Notwithstanding the foregoing, Tenant shall have the right within thirty (30) days following the Expansion Space Commencement Date to have the rentable square footage of the Expansion Space re-measured by Landlord’s space planner/architect in accordance with the BOMA Standard, at Tenant’s sole cost and expense.  In the event that the verified rentable square footage of the Expansion Space is different than the rentable square footage as set forth in Recital D, then all amounts, percentages and allowances referred to in the Lease based upon such rentable square footage shall be adjusted accordingly, including, without limitation, Tenant’s Proportionate Share, as further detailed in Section 5 below.

3.                                      Expansion Space Base Rent.  Effective as of the Expansion Space Commencement Date, the Base Rent payable by Tenant for the Expansion Space during the Expansion Space Term shall be paid by Tenant separate and apart from the Base Rent payable for the Existing Premises as set forth in the following schedule, but otherwise in accordance with the terms and conditions of the Lease:

Months of Expansion Space Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate Per Rentable Square Foot of the Premises
1 – 12*	$610,221.60	$50,851.80	$2.15
13 - 24	$628,528.25	$52,377.35	$2.21
25 - 36	$647,384.10	$53,948.67	$2.28
37 - 48	$666,805.62	$55,567.13	$2.35
49 - 60	$686,809.79	$57,234.15	$2.42
61 - 62	$707,414.08	$58,951.17	$2.49

*The Base Rent attributable to the two (2)-month period commencing on the first (1st) day of the second (2nd) full calendar month of the Expansion Space Term and ending on the last day of the third (3rd) full calendar month of the Expansion Space Term (the “Base Rent Abatement Period”) shall be abated.  During the Base Rent Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease, including but not limited to utilities and janitorial, expenses.  If Tenant shall be in default under the Lease during the Base Rent Abatement Period and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, then the abatement of Base Rent provided for in this paragraph shall immediately become void, the Base Rent payable by Tenant to Landlord shall immediately equal the amount set forth above without abatement, and in the event such default results in the early termination of this Lease pursuant to the provisions of Section 17 of the Original Lease, then as part of the recovery set forth in Section 17 of the Original Lease, Landlord shall be entitled to the recovery of the unamortized amount of Base Rent that was abated pursuant to this paragraph; provided, however, Tenant acknowledges and agrees that nothing in this subparagraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under the Lease beyond any applicable notice and cure period.

4.                                      Expansion Space Prepaid Rent. Concurrently with Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deliver to Landlord the sum of Fifty Thousand Eight Hundred Fifty-One and 80/100 Dollars ($50,851.80), which amount shall be applied to the monthly installment of Base Rent for the Expansion Space for the first month of the Expansion Space Term.

5.                                      Tenant’s Proportionate Share; Base Year Applicable to Expansion Space.  During the Expansion Space Term Tenant shall pay Tenant’s Proportionate Share of Operating Costs and Tax Expenses for the Expansion Space in accordance with the terms of Section 7 of the Original Lease; provided, that (a) Tenant’s Share Proportionate Share for the Expansion Space shall be calculated separate and apart from the Existing Premises and shall equal 49.05% (i.e., 23,652 square feet consisting of the Expansion Space and the load factor/ 48,225 total rentable square feet in the Building) and (b) the Base Year for calculating Tenant’s Proportionate Share for the Expansion Space shall be the 2017 calendar year.

6.                                      Condition of Existing Premises. Tenant is in possession of the Existing Premises and shall continue to occupy the same in its current “AS IS” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements.  Tenant further acknowledges that except as expressly provided in the Lease, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Existing Premises, the improvements, refurbishments, or alterations therein, or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business and that all representations and warranties of Landlord, if any, are as set forth in the Lease.

7.                                      Condition of Expansion Space.

(a)                                 Landlord has delivered the Expansion Space to Tenant as described in Section 9 below.  Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Space, and Tenant shall accept the Expansion Space in its “AS-IS” condition on such delivery of the Expansion Space to Tenant, except for (i) hidden or latent defects that could not be reasonable detected by Tenant at the time of delivery, and (ii) Landlord’s maintenance and repair obligations set forth in Section 12.1 of the Original Lease.  Tenant further acknowledges that except as expressly provided in the Lease and this Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the improvements, refurbishments, or alterations therein, or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business and that all representations and warranties of Landlord, if any, are as set forth in the Lease and this Amendment.  On the Expansion Space Commencement Date, (a) all Building Systems serving the Expansion Space shall be in good working order and repair and in compliance with all Laws and (b) all structural portions of the Building pertaining to the Expansion Space, including the foundation, floor/ceiling slabs, roof, columns, beams, stairs, exterior signage, stairwells, elevator cabs, plazas, parking areas, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) shall in good working order and repair and in compliance with all Laws (herein the “Compliance Condition”).

(b)                                 In the event that as of the Expansion Space Commencement Date (x) the Building Systems and/or Building Structure are not in the Compliance Condition and (y) Tenant delivers to Landlord written notice of the existence of the item or items not in the Compliance Condition (the “Non-Compliance Notice”) by the date which is one hundred eighty (180) days after the Effective Date (the “Non-Compliance Outside Date”), then Landlord shall, at Landlord’s sole cost and expense which expense shall not be subject to payment from the Refurbishment Allowance, included in Additional Rent or otherwise chargeable to Tenant, do that which is necessary to put the applicable components of the Building Systems and/or Building Structure described in the Non-Compliance Notice into the Compliance Condition within thirty (30) days after Landlord’s receipt of the Non-Compliance Notice or such shorter period as is required by Law; provided, however, that to the extent any such work is specifically required as a direct result of by the Refurbishing Work, then Tenant shall perform such work at Tenant’s sole cost and expense.  If Tenant fails to deliver the Non-Compliance Notice to Landlord on or prior to the Non-Compliance Outside Date, Landlord shall have no obligation to perform the work described in the foregoing provisions of this Section 7; provided that Landlord shall remain responsible for making all alterations and improvements which are Landlord’s responsibility to make pursuant to Section 12.1 of the Original Lease.

8.                                      Refurbishing Work; Refurbishment Allowance.  Landlord shall provide Tenant with a Refurbishment Allowance as such term is defined in and pursuant to the provisions of this Section 8.  At any time during the period commencing as of the Effective Date and continuing until the date that is twelve (12) months following the Expansion Space Commencement Date (the “Refurbishment Allowance Availability Period”), and provided Tenant is not then in default under the Lease (beyond the expiration of all applicable notice and cure periods), Tenant shall be entitled to refurbishment allowance (the “Refurbishment Allowance”), in an amount up to, but not exceeding, $307,476.00 (i.e., $13.00 per rentable square foot of the Expansion Space), to pay for any costs associated or arising from the design, engineering, construction, construction management, general conditions, insurance, bonding, permitting and obtaining all certificates of occupancy of the improvements in the Expansion Space, including, but not limited to, the improvements identified on the attached Exhibit D, which have been preapproved by Landlord (collectively, the “Refurbishing Work”).  The Refurbishment Allowance shall be disbursed to Tenant in two disbursements during the Refurbishment Allowance Availability Period following the completion of any item of Refurbishing Work, and Tenant’s delivery to Landlord of (a) a request for payment showing the work completed and the actual costs incurred by Tenant in connection therewith, (b) invoices evidencing Tenant’s payment of such costs from all of the contractors and subcontractors performing such work, (c) executed mechanics’ lien releases from Tenant’s general contractor and all major subcontractors (“major subcontractors” meaning those subcontractors that have performed work at the Expansion Space in excess of $25,000.00), and (d) such other information reasonably requested by Landlord.  In the event Landlord fails to disburse of the Refurbishment Allowance to Tenant within thirty (30) days after receipt of such documentation, then Tenant may send Landlord a second written notice stating verbatim:  “YOUR FAILURE TO RESPOND TO THIS SECOND NOTICE WITHIN TEN (10) BUSINESS DAYS MEANS YOU HAVE GIVEN YOUR CONSENT TO TENANT’S PROPOSED ACTION DESCRIBED IN THIS SECOND NOTICE,” and, if Landlord fails, within ten (10) business days following receipt of such second notice, to either (x) disburse the subject sums requested by Tenant to be disbursed or (y) notify Tenant in writing of the particular reasons that Landlord has determined that the requested sums are not yet required to be disbursed (for example, without limitation, that acceptable invoices were not included with the disbursement requests or that all of required lien waivers were not included with the disbursement request), then Tenant shall have the right to apply any such unpaid portion of the Refurbishment Allowance (together with Tenant’s reasonable administrative and legal costs incurred by Tenant in observance of such disbursement request process) as a credit against Rent or any other obligation of Tenant under the Lease.  In no event shall Landlord be obligated to make disbursements pursuant to this Section 8 in a total amount which exceeds the Refurbishment Allowance or after the expiration of the Refurbishment Allowance Availability Period.  The construction and installation of the Refurbishing Work shall be made in accordance with the terms of Section 12 of the Original Lease.  In the event that Refurbishment Allowance is not fully utilized by Tenant within the Refurbishment Allowance Availability Period, then such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto.

9.                                      Tenant’s Right to Early Access the Expansion Space.  Subject to the terms hereof, as of June 5, 2017, Landlord has allowed Tenant access to the Expansion Space for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Expansion Space.  In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with the general operation of the Building and/or the Property (as defined in Section 2.1 of the Original Lease).  If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions following Landlord’s notice to Tenant of the same, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant, and Tenant’s failure to cure such disharmony or interference with such twenty-four (24) hour period.  Tenant acknowledges and agrees that any such entry into and occupancy of the Expansion Space or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Expansion Space Commencement Date).  Tenant further acknowledges and agrees that, except in connection with Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Expansion Space in connection with such entry or to any property placed therein prior to the Expansion Space Commencement Date, the same being at Tenant’s sole risk and liability.  In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, in Landlord’s reasonable discretion, Tenant shall promptly reimburse Landlord for such actual and reasonable extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, except in connection with Landlord or Landlord’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees gross negligence or willful misconduct, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Expansion Space or the Property and against injury to any persons caused by Tenant’s actions pursuant to this Section 9 during such early access period.

10.                               Building Systems.  The definition of “Building Systems” set forth in Section 12.1.1 of the Original Lease, is hereby amended to include (a) the two (2) HVAC units servicing the Building (but not the HVAC package units servicing the Premises, which are addressed in Sections 12.1.2 and 12.2.2 in the Original Lease) and (b) the two (2) existing boilers servicing the Building.

11.                               Utilities.  Notwithstanding anything contained in the Lease to the contrary, including without limitation Section 1 of the First Amendment, from and after the Expansion Space Commencement Date, Section 8.1 of the Lease, as amended, shall be deleted in its entirety and Tenant shall be one hundred percent (100%) responsible for the payment of all utilities servicing the Building.

12.                               Parking.  Notwithstanding anything contained in the Lease to the contrary, including without limitation Section 2.4 of the Original Lease, except as provided in this Section 11, commencing on the Expansion Space Commencement Date, Tenant shall have the right to use, at no additional cost to Tenant, all of the parking spaces in the Parking Garage (as defined in Section 2.4 of the Original Lease) or in the alley adjacent to the Building where parking spaces are designated (such parking areas collectively referred to herein as, the “Parking Areas”).

13.                               Security Deposit.  Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord the sum of Fifty Thousand Eight Hundred Fifty-One and 80/100 Dollars ($50,851.80), which amount shall be added to and increase the Security Deposit currently held by Landlord pursuant to Section 9 of the Original Lease in the amount of  Fifty Thousand and No/100 Dollars ($50,000.00) (the “Current Security Deposit Amount”), such that the total Security Deposit thereafter held by Landlord shall equal One Hundred Thousand Eight Hundred Fifty-One and 80/100 ($100,851.80) (the “Revised Security Deposit Amount”).

14.                               Option to Extend Expansion Space Term.  Landlord hereby grants Tenant one (1) option to extend the Expansion Space Term for an additional period of five (5) years (the “Expansion Space Option Term”), in accordance with the terms of Section 4.2 of the Original Lease, except that (a) the option contained in this Section 13 shall be exercised by Tenant, if at all, by Tenant providing written notice to Landlord not more than three hundred sixty (360) days and not less than two hundred and seventy (270) days prior to the expiration of the Expansion Space Term and (b) the monthly Base Rent payable by Tenant for the Expansion Space Tenant during the Option Term (the “Option Rent”) shall be equal to the greater of (i) the “Fair Market Rental Value” for the Expansion Space, and (ii) 100% of the annual Base Rent payable by Tenant for the Expansion Space during the last year of the Expansion Space Term.  Upon the proper exercise of the option to extend, the Expansion Space Term shall be extended for the Expansion Space Option Term.  All other terms and conditions of the Lease, shall apply throughout the Expansion Space Option Term.

15.                               No Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through our under the indemnifying party.

16.                               Authorization.  Landlord and Tenant represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Landlord and Tenant have been duly authorized and empowered to execute this Amendment on behalf of Landlord and Tenant, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord and Tenant, and their respective successors and assigns.

17.                               Full Force and Effect.  Except as set forth herein, all of the terms, covenants, and conditions of the Lease shall remain in full force and effect and there exists as of the date hereof no default or breach by Tenant of (or to Landlord’s knowledge the occurrence of an event which, with the passage of time or the giving of notice or either of them would constitute a default or breach by Tenant of) any of the terms or conditions of, or obligations of Tenant under the Lease.  If a conflict or inconsistency exists between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall control to the extent of any such conflict or inconsistency.

18.                               Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

19.                               Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts, all of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  The parties hereto may deliver their signatures to this Amendment by facsimile, electronic mail, or other electronic transmission, and agree to accept such digital image of this Amendment, as executed, as a true and correct original and admissible as if such signatures were original executed versions of this Amendment.  In the event a signature is transmitted electronically, the party so transmitting shall deliver original signature pages within three (3) business days thereafter.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Second Amendment to Lease has been executed as of the Effective Date.

“Landlord”	111 LEMON INVESTORS LLC,
a California limited liability company

	By:	Robhana LV1 LLC,
a Nevada limited liability company
Its Member

		By:	/s/ Robert Hanasab
Robert Hanasab
Its Manager

“Tenant”	XENCOR, INC.,
a Delaware corporation

	By:	/s/ John J. Kuch
		Printed Name:	John J. Kuch
		Its:	Vice President, Finance

By:
Printed Name:
Its:

EXHIBIT A

FLOOR PLAN OF EXPANSION SPACE

[Attached as the immediately following page.]

NORTH

23,652 Rentable Square Feet

SUITE 300

111 MONROVIA

NONE	THIRD FLOOR PLAN	111 WEST LEMON STREET MONROVIA, CALIFORNIA
		A-2

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